Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Cenovus Energy Inc.
Reporting Year	From:	2025-01-01	To:	2025-12-31	Date Submitted	2026-05-27
Reporting Entity ESTMA Identification Number	E695282	Original Submission

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E543177 FCCL Partnership, E422918 Cenovus TL ULC, E540914 Telephone Lake Partnership, E435615 Cenovus Clearwater Partnership, E859468 Cenovus Elmworth Partnership, E724323 Cenovus Wapiti Partnership, E461880 Cenovus Kaybob Partnership, E722884 Cenovus Edson Partnership, E303227 Marten Hills Partnership, E984040 Cenovus Marten Hills ULC, E483488 Husky Oil Limited Partnership, E206499 Husky Energy International Sulphur Corporation, E602104 Husky Energy International Corporation, E908878 Husky Oil China Branch of HEIC, E945280 Husky Oil Sands Partnership, E653397 Sunrise Oil Sands Partnership, E747799 Husky Atlantic Partnership, E580100 HOI Resources (2019) ULC, E202648 Husky Offshore 1% Partner ULC, E727838 Cenovus FCCL Holdings 1 ULC, E228234 Cenovus FCCL Holdings 2 ULC, E549730 Gear Energy Ltd., E553106 MEG Energy Corp.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Kam Sandhar		Date	2026-05-27
Position Title	EVP & CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name		Cenovus Energy Inc.				Currency of the Report		CAD
Reporting Entity ESTMA Identification Number		E695282
Subsidiary Reporting Entities (if necessary)		E543177 FCCL Partnership, E422918 Cenovus TL ULC, E540914 Telephone Lake Partnership, E435615 Cenovus Clearwater Partnership, E859468 Cenovus Elmworth Partnership, E724323 Cenovus Wapiti Partnership, E461880 Cenovus Kaybob Partnership, E722884 Cenovus Edson Partnership, E303227 Marten Hills Partnership, E984040 Cenovus Marten Hills ULC, E483488 Husky Oil Limited Partnership, E206499 Husky Energy International Sulphur Corporation, E602104 Husky Energy International Corporation, E908878 Husky Oil China Branch of HEIC, E945280 Husky Oil Sands Partnership, E653397 Sunrise Oil Sands Partnership, E747799 Husky Atlantic Partnership, E580100 HOI Resources (2019) ULC, E202648 Husky Offshore 1% Partner ULC, E727838 Cenovus FCCL Holdings 1 ULC, E228234 Cenovus FCCL Holdings 2 ULC, E549730 Gear Energy Ltd., E553106 MEG Energy Corp.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	The Province of Alberta		356,260,000	3,113,370,000	50,900,000		—		—	3,520,530,000
Includes production volume taken in-kind as royalties and are valued at $36,590,000 which is the fair market value based on Cenovus's realized sales price.

Amounts reported include payments to the following departments, agencies, etc:
- Alberta Boilers Safety Association
- Alberta Energy Regulator
- Alberta Environment & Parks
- Government of Alberta
- Alberta Special Areas Board
- Alberta Minister of Finance
- Kananaskis Improvement District
- Alberta Petroleum Marketing Commission
- Safety Codes Council
- Alberta Environment and Protected Areas

Note A

Canada	Federal Government of Canada	768,580,000	3,840,000	2,410,000	—	—	774,830,000	Amounts reported include payments to the following departments, agencies, etc:
- Receiver General for Canada
- Farm Credit Canada
- Indian Oil and Gas Canada
- Indigenous Services Canada
- Transport Canada

Note A

Canada	The Province of Saskatchewan	53,100,000	295,850,000	5,080,000	—	—	354,030,000	Amounts reported include payments to the following departments, agencies, etc:
- Saskatchewan Ministry of Energy & Resources
- Saskatchewan Ministry of Environment
- Saskatchewan Finance Revenue Division
- Saskatchewan Ministry of Economy
- Saskatchewan Ministry of Finance
- Technical Safety Authority of Saskatchewan
- Government of Saskatchewan
- Saskatchewan Ministry of Agriculture
- SaskTel

China	Federal Government of China	205,830,000	77,270,000	480,000	—	—	283,580,000	Amounts reported include payments to the following departments, agencies, etc: - CNOOC Shenzhen Ltd. - Shenzhen Offshore Tax Bureau - Zhanjiang Offshore Oil Tax Bureau - Zhuhai Municiple Tax Bureau Note B
Canada	Municipality of Wood Buffalo	41,780,000	—	10,000	460,000	—	42,250,000	Amounts reported include payments to the following departments, agencies, etc: - Municipality of Wood Buffalo - Conklin Community Association Note A
Canada	The Province of Newfoundland and Labrador	—	—	28,200,000	—	—	28,200,000	Amounts reported include payments to the following departments, agencies, etc: - Newfoundland Exchequer Account - Canada-Newfoundland and Labrador Offshore Energy Regulator
Canada	Town of Bonnyville	19,180,000	—	10,000	—	—	19,190,000
Canada	The Province of British Columbia	1,850,000	5,030,000	3,990,000	—	—	10,870,000	Amounts reported include payments to the following departments, agencies, etc:
- BC Energy Regulator
- BC Minister of Finance
- BC Ministry of Energy, Mines and Low Carbon Innovation
- BC Ministry of Forests
- BC Safety Authority
								- Government of BC
Canada	Rural Municipality of Frenchman Butte	7,600,000	—	270,000	—	—	7,870,000
Canada	Yellowhead County	7,180,000	—	—	—	—	7,180,000
Canada	County of Grande Prairie	6,730,000	—	30,000	—	—	6,760,000
Canada	Rural Municipality of Eldon	5,680,000	—	460,000	—	—	6,140,000
Canada	Municipal District of Greenview	6,000,000	—	10,000	—	—	6,010,000

Canada	Rural Municipality of Turtle River	5,880,000	—	10,000	—	—	5,890,000
Canada	Chipewyan Prairie First Nation	—	—	590,000	3,220,000	2,000,000	5,810,000	Amounts reported include payments to the following departments, agencies, etc: - Chipewyan Prairie First Nation - Chipewyan Prairie Industry Relations Note A
Canada	Rural Municipality of Britannia	4,770,000	—	10,000	—	—	4,780,000
Canada	County of Vermilion River	4,750,000	—	—	—	—	4,750,000
Canada	Mackenzie County	3,810,000	—	—	—	—	3,810,000
Canada	Conklin Metis	—	—	450,000	1,210,000	2,000,000	3,660,000	Amounts reported include payments to the following departments, agencies, etc: - Conklin Resource Development - Conklin Community Enhancement Society Note A
Canada	Rural Municipality of Mervin	3,290,000	—	20,000	—	—	3,310,000
Canada	Cold Lake First Nations	—	—	340,000	630,000	2,000,000	2,970,000	Note A
Canada	Clearwater County	2,800,000	—	—	—	—	2,800,000
Canada	Rural Municipality of Paynton	1,920,000	—	—	—	—	1,920,000
Canada	Heart Lake First Nation	—	—	210,000	680,000	1,000,000	1,890,000	Note A
Canada	Rural Municipality of Wilton	1,780,000	—	20,000	—	—	1,800,000
Canada	Municipal District of Brazeau	1,650,000	—	—	—	—	1,650,000
Canada	Athabasca Chipewyan First Nation	—	—	1,190,000	260,000	—	1,450,000	Amounts reported include payments to the following departments, agencies, etc: - Athabasca Chipewyan First Nation - ACFN Dene Lands & Resource Management
Canada	Municipal District of Wainwright	1,300,000	—	10,000	—	—	1,310,000
Canada	Mikisew Cree First Nation	—	—	740,000	450,000	—	1,190,000	Amounts reported include payments to the following departments, agencies, etc: - Mikisew Cree First Nation - Deloitte Wealth Management Services - MCFN Community Trust
Canada	Fort McKay First Nation	—	—	360,000	640,000	—	1,000,000
Canada	Beaver Lake Cree Nation	—	—	130,000	300,000	500,000	930,000	Amounts reported include payments to the following departments, agencies, etc: - Beaver Lake Cree Nation - Peace Hills Trust Company Note A
Canada	Chard Metis Nation	—	—	140,000	40,000	750,000	930,000	Note A
Canada	Fort McMurray First Nation	—	—	420,000	250,000	—	670,000	Note A
Canada	Lac La Biche County	650,000	—	—	—	—	650,000	Note A

Canada	Municipal District of Opportunity	630,000	—	20,000	—	—	650,000
Canada	Rural Municipality of Manitou Lake	550,000	—	—	—	—	550,000
Canada	Northern Rockies Regional Municipality	510,000	—	—	—	—	510,000
Canada	Rural Municipality of Hillsdale	470,000	—	10,000	—	—	480,000
Canada	County of Wetaskiwin	430,000	—	—	—	—	430,000
Canada	County of Two Hills	400,000	—	—	—	—	400,000
Canada	Fort McKay Metis Nation	—	—	170,000	210,000	—	380,000
Canada	County of St Paul	350,000	—	—	—	—	350,000
Canada	Flagstaff County	300,000	—	—	—	—	300,000
Canada	Rural Municipality of Cambria	—	200,000	—	—	—	200,000
Canada	Saulteaux First Nation	—	—	—	200,000	—	200,000
Canada	Moosomin First Nation	—	—	—	200,000	—	200,000
Canada	O'Chiese First Nation	20,000	—	170,000	—	—	190,000
Canada	McMurray Metis Local 1935	—	—	70,000	120,000	—	190,000
Canada	Fort Chipewyan Metis Association	—	—	90,000	90,000	—	180,000
Canada	Town of Rainbow Lake	170,000	—	—	—	—	170,000
Canada	Paul First Nation	—	—	150,000	—	—	150,000
Canada	County of Minburn	130,000	—	—	—	—	130,000
Canada	Sunchild First Nation	—	—	70,000	60,000	—	130,000
Canada	First Nations Major Projects Coalition	—	—	130,000	—	—	130,000
Canada	Indigenous Resource Network	—	—	100,000	—	—	100,000
Additional Notes:
(A) MEG Energy Corp. (E553106) was acquired by Cenovus Energy Inc. on November 13, 2025, and has included all reportable payments by the entity for the full year.

(B) Includes payments made in foreign currencies. Where payments have been made in a local currency they have been converted to Canadian dollars using the prevailing exchange rate at the time of payment. The average exchange rates for the period were:
   - $1 CAD: $0.716 USD
   - $1 CAD: 5.144 RMB

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name		Cenovus Energy Inc.				Currency of the Report		CAD
Reporting Entity ESTMA Identification Number		E695282
Subsidiary Reporting Entities (if necessary)		E543177 FCCL Partnership, E422918 Cenovus TL ULC, E540914 Telephone Lake Partnership, E435615 Cenovus Clearwater Partnership, E859468 Cenovus Elmworth Partnership, E724323 Cenovus Wapiti Partnership, E461880 Cenovus Kaybob Partnership, E722884 Cenovus Edson Partnership, E303227 Marten Hills Partnership, E984040 Cenovus Marten Hills ULC, E483488 Husky Oil Limited Partnership, E206499 Husky Energy International Sulphur Corporation, E602104 Husky Energy International Corporation, E908878 Husky Oil China Branch of HEIC, E945280 Husky Oil Sands Partnership, E653397 Sunrise Oil Sands Partnership, E747799 Husky Atlantic Partnership, E580100 HOI Resources (2019) ULC, E202648 Husky Offshore 1% Partner ULC, E727838 Cenovus FCCL Holdings 1 ULC, E228234 Cenovus FCCL Holdings 2 ULC, E549730 Gear Energy Ltd., E553106 MEG Energy Corp.
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Christina Lake	32,660,000	1,847,670,000	14,830,000		6,350,000		6,250,000	1,907,760,000	Note A
Canada	Foster Creek	19,180,000	1,104,930,000	1,450,000		630,000		2,000,000	1,128,190,000
Canada	Corporate	1,124,650,000	—	—		—		—	1,124,650,000
Canada	Lloydminster Thermal Projects	66,030,000	274,260,000	680,000		400,000		—	341,370,000
China	Liwan Gas Project	205,830,000	77,270,000	280,000		—		—	283,380,000	Note B
Canada	Sunrise	9,770,000	74,360,000	3,370,000		1,580,000		—	89,080,000
Canada	Conventional Heavy Oil	26,910,000	35,440,000	7,730,000		—		—	70,080,000	Includes production volume taken in-kind as royalties and are valued at $9,320,000 which is the fair market value based on Cenovus's realized sales price.
Canada	Northern Corridor	13,030,000	21,630,000	16,360,000		—		—	51,020,000	Includes production volume taken in-kind as royalties and are valued at $11,400,000 which is the fair market value based on Cenovus's realized sales price.
Canada	Rainbow Lake Development	4,720,000	23,430,000	8,610,000		—		—	36,760,000	Includes production volume taken in-kind as royalties and are valued at $13,290,000 which is the fair market value based on Cenovus's realized sales price.
Canada	Edson	8,260,000	20,990,000	7,270,000		—		—	36,520,000	Includes production volume taken in-kind as royalties and are valued at $1,570,000 which is the fair market value based on Cenovus's realized sales price.
Canada	White Rose Oil Field	—	1,290,000	25,130,000		—		—	26,420,000
Canada	Clearwater	5,290,000	5,290,000	7,740,000		60,000		—	18,380,000	Includes production volume taken in-kind as royalties and are valued at $1,010,000 which is the fair market value based on Cenovus's realized sales price.
Canada	Pelican Lake	—	6,470,000	—		—		—	6,470,000
Canada	Terra Nova Oil Field	—	2,530,000	3,820,000		—		—	6,350,000
China	Block 15/33	—	—	120,000		—		—	120,000	Note B
China	Block 29/34	—	—	80,000		—		—	80,000	Note B
Additional Notes:
(A) MEG Energy Corp. (E553106) was acquired by Cenovus Energy Inc. on November 13, 2025, and has included all reportable payments by the entity for the full year.

(B) Includes payments made in foreign currencies. Where payments have been made in a local currency they have been converted to Canadian dollars using the prevailing exchange rate at the time of payment. The average exchange rates for the period were:
   - $1 CAD: $0.716 USD
   - $1 CAD: 5.144 RMB